INVESTMENT SUB-ADVISORY AGREEMENT

     This Sub-Advisory Agreement ("AGREEMENT") is made as of December 5, 2016, between Fiera Capital Inc., a Delaware corporation located at 375 Park Avenue, 8th Floor, New York, New York 10152 ("MANAGER"), and Mizuho Alternative Investments, LLC, a Delaware limited liability company located at 757 Third Avenue, 8(th) Floor, New York, NY 10017 ("SUB-ADVISER").

                                  WITNESSETH:

     WHEREAS, The Advisors' Inner Circle Fund III, a Delaware statutory trust ("TRUST") is registered under the Investment Company Act of 1940, as amended ("1940 ACT"), as an open-end management investment company and has established one or more separate series of shares ("SERIES") with each Series having its own assets and investment policies; and

     WHEREAS, Trust has retained Manager to provide investment advisory and administrative services to certain of the Series of the Trust pursuant to an investment advisory agreement dated December 5, 2016 ("INVESTMENT ADVISORY AGREEMENT"), which agreement specifically provides for the retention of a sub-adviser to provide the investment advisory services described therein; and

     WHEREAS, the Manager desires to retain Sub-Adviser to furnish investment advisory and portfolio management services to the portion of each Series listed in Schedule A hereto that has been allocated to the Sub-Adviser by the Manager and to the portion of such other Series of Trust hereinafter established as agreed to from time to time by the parties ("ALLOCATED PORTION"), evidenced by an addendum to Schedule A (hereinafter "SERIES" shall refer to each Series which is subject to this Agreement), and the Sub-Adviser is willing to furnish such services, in accordance with the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   SERVICES AND RESPONSIBILITIES OF THE SUB-ADVISER

     1.1 INVESTMENT MANAGEMENT SERVICES. Subject to the general oversight of the Manager, and in accordance with the Series' investment objectives, policies and restrictions, the Sub-Adviser shall act as the investment sub-adviser to the Series and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Allocated Portion of each Series in a manner consistent with the Series' investment objectives, policies and restrictions and the investment guidelines as provided herein in Schedule B, and (iii) determine from time to time securities or other assets/instruments to be purchased, sold, retained, borrowed or lent by the Allocated Portion, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Sub-Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer. The Sub-Adviser shall determine what portion of the Allocated Portion's assets will be invested or held uninvested as cash. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Series in the same manner and with the same force and effect as the Series itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Allocated Portion as the Manager may from time to time direct; provided however, that (i) the Sub-Adviser shall only be obligated to effect

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such portfolio transactions to the extent that they are consistent with the investment guidelines in Schedule B, the Sub-Adviser Disclosure (as that term is defined in Section 2.3 of this Agreement), and any written policies, practices or procedures that may be established by the Board or the Manager from time to time; and (ii) the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Manager. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Series' investments shall in any way limit the right of the Board of Trustees of the Trust (the "Board") or the Manager to establish or revise policies in connection with the management of the Series' assets or to otherwise exercise the right of the Board or the Manager to control the overall management of the Series' assets.

     The Manager has the right at any time to reallocate the portion of a Series' assets allocated to the Allocated Portion pursuant to this Agreement if the Manager deems such reallocation appropriate upon prompt notice to Sub-Adviser (to the extent reasonably practicable).

     The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Allocated Portion of each Series in accordance with any written policies, practices or procedures that may be established by the Board or the Manager from time to time and that have been provided to the Sub-Adviser, consistent with those described in the Series' Prospectus and Statement of Additional Information ("SAI"), as each may be amended from time to time, and consistent with the investment guidelines in Schedule B, as may be amended by the Manager upon notice to the Sub-Adviser. In placing any orders for the purchase or sale of investments for the Series, in the name of the Allocated Portion or its nominees, the Sub-Adviser shall seek to obtain for the Allocated Portion "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Manager or the Sub-Adviser, or any of their affiliated persons, except in accordance with the 1940 Act, the Investment Advisers Act of 1940, as amended ("ADVISERS ACT"), and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Series.

     Unless specifically permitted by the 1940 Act (and the rules thereunder) and procedures adopted by the Board, on behalf of the Series, the Sub-Adviser agrees that it will not execute any portfolio transactions for the Allocated Portion with a broker or dealer that is (i) an affiliated person of the Series, including the Manager or any sub-adviser for the Series; (ii) a principal underwriter of the Series' shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Manager agrees that it will provide the Sub-Adviser with a written list of brokers and dealers that are affiliates of the Manager or any sub-adviser (other than the Sub-Adviser) and will, from time to time, update such list as necessary. The Sub-Adviser agrees that it will provide the Manager with a written list of brokers and dealers that are affiliates of the Sub-Adviser and will, from time to time, update such list as necessary.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Allocated Portion as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Allocated Portion and to its other clients over time.

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     The Sub-Adviser shall provide reasonable assistance to the Manager, the custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's registration statement on Form N-1A with respect to the Series, as amended and supplemented from time to time ("REGISTRATION STATEMENT"), the value of any portfolio securities or other assets of the Allocated Portion for which the Manager, custodian or recordkeeping agent seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance includes (but is not limited to): (i) designating and providing access to one or more employees of the Sub-Adviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Trust's Valuation Committee convenes; (ii) assisting the Manager or the custodian in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Allocated Portion, upon the reasonable request of the Manager or custodian; (iii) upon the request of the Manager or the custodian, providing recommendations for fair valuations; and (iv) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Manager or the Trust upon request, with such records being deemed Trust records. The parties acknowledge that the Sub-Adviser and the custodian or recordkeeping agent of the Series may use different pricing vendors, which may result in valuation discrepancies.

     The Trust, on behalf of each Series, hereby authorizes any entity or person associated with the Sub-Adviser that is a member of a national securities exchange to effect or execute any transaction on the exchange for the account of the Series that is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and Rule 11a2-2(T) thereunder, and each Series hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

     The Sub-Adviser shall discharge the foregoing responsibilities in compliance with applicable laws and regulations and consistent with the investment objectives, policies and restrictions of the Series as adopted by the Board, consistent with the investment guidelines provided in Schedule B, as may be amended from time to time by the Manager upon notice to the Sub-Adviser, and subject to such further limitations as the Trust may from time to time impose on the Series by written notice to the Sub-Adviser.

     The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust, any Series or the Manager in any way or otherwise be deemed an agent of the Trust, any Series or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Sub-Adviser.

     Upon written notice to the Sub-Adviser, the Manager may temporarily allocate any unused portion of a Series' assets allocated to the Sub-Adviser to another sub-adviser of the Series. For the purposes of this Agreement, such other sub-adviser of the Series is referred to herein as the "RECEIVING SUB-ADVISER", such unused portion of the assets allocated to the Sub-Adviser that is allocated to the Receiving Sub-Adviser hereunder is referred to herein as "EXCESS CASH", such allocation of Excess Cash to the Receiving Sub-Adviser is referred to herein as an "EXCESS CASH ALLOCATION", each date on which an Excess Cash Allocation occurs is referred to herein as an "EXCESS CASH ALLOCATION DATE" and the value of Excess Cash Allocated with respect to a particular Excess Cash Allocation Date is referred to herein as an "EXCESS CASH ALLOCATION AMOUNT". For the avoidance of doubt, the Manager shall have the sole authority to allocate and reallocate Excess Cash to and from the Sub-Adviser, and the Sub-Adviser expressly agrees that is has no authority to allocate or reallocate Excess Cash.

     Upon the effective date of an Excess Cash Allocation, the Excess Cash shall no longer be deemed to be part of the Sub-Adviser's Allocated Portion, and the Sub-Adviser shall not have the authority to manage the Excess Cash pursuant to the terms and conditions of this Agreement. However,

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notwithstanding the foregoing, the Excess Cash shall be considered part of the
Allocated Portion for purposes of calculating the Sub-Adviser's compensation under this Agreement.

     Upon written notice to the Sub-Adviser, the Manager may reallocate all or a portion of the Excess Cash from the Receiving Sub-Adviser to the Sub-Adviser. Effective upon the date that the Sub-Adviser receives the Excess Cash reallocated to it, such reallocated Excess Cash shall be deemed to be part of the Sub-Adviser's Allocated Portion for all purposes of this Agreement.

     The Manager agrees to reallocate Excess Cash to the Sub-Adviser in the exact value of each Excess Cash Allocation Amount. The Manager may reallocate such Excess Cash to the Sub-Adviser in one reallocation or a series of reallocations. If at any point the Manager determines to reallocate Excess Cash from the Receiving Sub-Adviser to the Sub-Adviser, and the value of the Excess Cash managed by the Receiving Sub-Adviser is less than the Excess Cash Allocation Amount to which such Excess Cash is being applied, the Manager may allocate to the Sub-Adviser a portion of the Receiving Sub-Adviser's Allocated Portion in excess of the Excess Cash ("ADDITIONAL ALLOCATED ASSETS") in an amount sufficient to equal the Excess Cash Allocation Amount. The Manager may apply Excess Cash reallocated to the Sub-Adviser to a particular Excess Cash Allocation Amount in its sole discretion.

     Notwithstanding any other provision of this Agreement, the value of the Excess Cash shall equal the sum of the values of each Excess Cash Allocation Amount minus the sum of values of the Excess Cash reallocated and Additional Allocated Assets allocated to the Sub-Adviser. The value of the Excess Cash shall be determined by reference to the books and records maintained by the Series' administrator. The Manager agrees to cooperate with the Series' administrator and take such actions as it deems necessary or appropriate to ensure that the value of the Excess Cash is appropriately recorded on the books and records maintained by the Series' administrator.

     1.2  ADMINISTRATIVE SERVICES. The Sub-Adviser shall:

                    1.2.1 BOOKS AND RECORDS. Assure that all records required to be maintained and preserved by each Series with respect to securities transactions effected by the Sub-Adviser with respect to the Allocated Portion of such Series are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

                    1.2.2 REPORTS AND FILINGS. Provide reasonable assistance as needed in the preparation of (but not pay for) all periodic reports by Trust or any Series to shareholders of the Series and all reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws. Sub-Adviser shall review draft reports to shareholders, Registration Statements or portions thereof that relate to the Series or the Sub-Adviser and other documents provided to the Sub-Adviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents. Sub-Adviser will prepare and cause to be filed in a timely manner Form 13F and, if required,
Schedule 13G with respect to securities held in the Allocated Portion (but only to the extent that the securities held in the Allocated Portion alone require a
Schedule 13G filing to be made).

                    1.2.3 REPORTS TO THE MANAGER AND THE BOARD OF TRUSTEES. Prepare and furnish to Manager and/or the Board such reports, statistical data and other information in such form and at such intervals as Manager and/or the Board may reasonably request. Sub-Adviser shall also make available to the Manager and the Board at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Manager and Sub-Adviser, either in person or, at the mutual convenience of the Manager, the Board and the Sub-Adviser, by telephone or other electronic media, in

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order to review the investment policies, performance and other matters relating to the management of the Series;

                    1.2.4 NOTIFICATIONS AND CERTIFICATIONS TO MANAGER. The Sub-Adviser shall:

                              (i) Promptly notify the Manager in the event that

the Sub-Adviser becomes aware that the Sub-Adviser: (a) is, or will likely be, subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; (b) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (c) is the subject of an administrative proceeding or enforcement action by the U.S. Securities and Exchange Commission (the "SEC") or other regulatory authority;
(d) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust, the Sub-Adviser, or the Manager; or (e) is involved in any pending litigation or administrative proceeding brought against the Sub-Adviser or any of its management persons (as defined in Form ADV). The Sub-Adviser further agrees to notify the Series and the Manager promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser or the Series' investment strategy or tactics that is not contained in the Registration Statement regarding the Series, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Adviser will promptly notify the Trust, the Manager and the Board if its chief executive officer or any member of the portfolio management team named in the Registration Statement for the Series changes. The Sub-Adviser also will notify and obtain the consent of the Trust, the Manager and the Board if there is expected to be an actual change in control or management of the Sub-Adviser that would be deemed an assignment of this Agreement within the meaning of Sections 2(a)(4) and 202(a)(1) of the 1940 Act and Advisers Act, respectively, and the rules promulgated thereunder. The Sub-Adviser will promptly notify the Trust, the Manager and the Board of any change in the Sub-Adviser's financial condition which would materially adversely impact its abilities to perform its duties hereunder and of any reduction in the amount of coverage under the Sub-Adviser's errors and omissions insurance coverage;

                              (ii) Provide the Manager, the Trust or the Board
with such information and assurances (including certifications and sub-certifications) as the Manager, the Trust or the Board may reasonably request from time to time in order to assist it in complying with applicable laws, rules and regulations, including requirements in connection with the Manager's, the Sub-Adviser's or the Board's fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of the Registration Statement, Form N-CSRs and Form N-Qs;

                              (iii) As reasonably requested by the Trust on
behalf of the Trust's officers and in accordance with the scope of Sub-Adviser's obligations and responsibilities contained in this Agreement (i.e., with respect to the Allocated Portion and the Sub-Adviser's provision of portfolio management services hereunder), Sub-Adviser will provide reasonable assistance to the Trust in connection with the Trust's compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 of the 1940 Act. Specifically, the Sub-Adviser agrees to: (a) certify periodically, upon the reasonable request of the Trust, that with respect to the Allocated Portion and the Sub-Adviser's provision of portfolio management services hereunder, it is in compliance with all applicable "federal securities laws", as required by Rule 38a-l under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (b) upon request and reasonable prior notice, cooperate with third-party audits arranged by the Trust to evaluate the effectiveness of the Trust's compliance and internal controls; (c) upon request and reasonable prior notice, provide the Trust's chief

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compliance officer with direct access to its chief compliance officer (or his/her designee); (d) upon request, provide the Trust's chief compliance officer with periodic reports; (e) promptly provide notice of any material compliance matters; and (f) upon reasonable notice and reasonable request, provide the Manager with access to the records relating to such compliance policies and procedures of the Sub-Adviser as they relate to the Series; and

                              (iv) The Sub-Adviser has adopted a written code
of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Manager and the Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Manager and the Trust's Board. The Sub-Adviser shall respond to requests for information from the Manager and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Manager and the Trust of any material violation of the Code, whether or not such violation relates to a security held by the Series.

     2.   REPRESENTATIONS

     2.1 REPRESENTATIONS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

                              (i) It has all requisite power and authority to
enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                              (ii) It is registered as an investment adviser
under the Advisers Act and will continue to be so registered during the term of this Agreement;

                              (iii) It has adopted and implemented a written
code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code of Ethics") and has provided the Manager and the Trust with a copy of such Code of Ethics and will provide copies of any future amendments thereto;

                              (iv) It has adopted and implemented written
policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees, officers, and agents ("Compliance Procedures"), and the Manager and the Trust have been provided a copy of a summary of the Compliance Procedures and will be provided with any future amendments thereto;

                              (v) It has delivered to the Manager copies of its
Form ADV, Part 2A as most recently filed with the SEC and its current Form ADV,
Part 2B. It also will provide the Manager and the Trust with a copy of any future filings of Form ADV or any amendments thereto in accordance with the delivery requirements of Rule 204-3(b) under the Advisers Act;

                              (vi) It is not prohibited by the 1940 Act or the
Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Manager and the

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Trust of the occurrence of any event that would likely disqualify the
Sub-Adviser from serving as an investment adviser to a Series pursuant to
Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

                              (vii) It shall use no material, non-public
information concerning portfolio companies that may be in or come into its possession or the possession of any of its affiliates or employees, nor will the Sub-Adviser seek to obtain any such information, in providing investment advice or investment management services to the Series;

                              (viii) Prior to launch of the Series, it will
maintain an appropriate level of errors and omissions insurance coverage from an insurance company that has a minimum credit rating of A- from at least one national recognized credit rating agency.

                              (ix) It has reviewed, and will in the future
review, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Series (collectively the "DISCLOSURE DOCUMENTS") as and when furnished to the Sub-Adviser by the Manager and represents and warrants that, solely with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Allocated Portion and information relating directly or indirectly to the Sub-Adviser (the "SUB-ADVISER DISCLOSURE"), such Disclosure Documents contain or will contain, no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading; and

                              (x) It (a) is a member of the National Futures
Association ("NFA") and is registered with the U.S. Commodity Futures Trading Commission ("CFTC") as a commodity pool operator and commodity trading advisor,
(b) will comply in all material respects with applicable NFA and CFTC rules and regulations with respect to its obligations under this Agreement, and (c) will notify the Adviser of any change in its status with respect to the foregoing sub-section (a) or failure to comply with respect to the foregoing sub-section
(b).

          2.2 REPRESENTATIONS OF THE MANAGER. The Manager represents, warrants and agrees that:

                              (i) It has all requisite power and authority to
enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                              (ii) It is registered as an investment adviser
under the Advisers Act and will continue to be so registered during the term of this Agreement;

                              (iii) It is not prohibited by the 1940 Act or the
Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Manager from serving as an investment adviser to a Series pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

                              (iv) It has received a copy of Sub-Adviser's Form
ADV, Part 2A as most recently filed with the SEC and its current Form ADV, Part 2B;

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                              (v) It understands that the investments
recommended by the Sub-Adviser for the Allocated Portion of each Series may not be profitable, and it is possible that losses incurred with respect to such investments, individually or collectively, may be significant or complete; and

                              (vi) It (a) is a member of the NFA and is
registered with the CFTC as a commodity pool operator, (b) will comply in all material respects with applicable NFA and CFTC rules and regulations with respect to its management of each Series, and (c) will notify the Sub-Adviser of any change in its status with respect to the foregoing sub-section (a) or failure to comply with respect to the foregoing sub-section (b).

     3.   SUB-ADVISORY FEE

     3.1  FEE


     The Manager shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule C that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Manager. The Series shall have no responsibility for any fee payable to the Sub-Adviser.

     The Sub-Adviser will be compensated based on the portion of Series assets allocated to the Allocated Portion. The method for determining net assets of the Series for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of shares of the Series as described in the Series' prospectus. Notwithstanding the foregoing, Excess Cash shall be valued for purposes of this Section in accordance with the Excess Cash valuation methodology provided in Section 1.1 of this Agreement. In the event of termination of this Agreement with respect to a Series, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. In the event that this Agreement becomes effective with respect to a Series after the beginning of a calendar month, the fee provided in this Section shall be computed on the basis of the period beginning on the day this Agreement becomes effective with respect to such Series subject to a pro rata adjustment based on the number of days elapsed in such month as a percentage of the total number of days in such month.

     3.2  EXPENSES

     During the term of this Agreement, Sub-Adviser will pay all expenses directly incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Allocated Portion of each Series and investment-related expenses reasonably incurred by the Sub-Adviser that are directly related to portfolio transactions and positions for the Allocated Portion (including direct expenses associated with the Allocated Portion's investments, transfer taxes and premiums, taxes withheld on foreign dividends, investment-related interest expense, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, filings or margin fees). The Sub-Adviser shall be responsible for all the costs associated with any special meetings of the Board or shareholders convened as a result of a change in control of the Sub-Adviser resulting in an assignment of this Agreement under the 1940 Act (including, but not limited to, the legal fees associated with preparing a prospectus supplement or proxy statement and associated mailing and solicitation costs).

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     4.   OWNERSHIP AND HOLDING PERIOD OF RECORDS

     All records required to be maintained and preserved by the Series pursuant to the rules or regulations under Section 31(a) of the 1940 Act and maintained and preserved by the Sub-Adviser on behalf of the Series are the property of the Series and shall be surrendered by the Sub-Adviser promptly on request by the Series or the Manager; provided, that the Sub-Adviser may at its own expense make and retain copies of any such records. The Sub-Adviser agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

     5.   TRANSACTIONS AND CUSTODY

     The Sub-Adviser shall have the authority to instruct the custodian designated by the Trust (the "CUSTODIAN"): (i) to pay cash for securities and other property delivered to the Custodian; (ii) to deliver securities and other property against payment for the Series; and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Adviser may designate, all consistent with the powers, authorities and limitations set forth herein. The Sub-Adviser shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Sub-Adviser except as expressly provided herein. All transactions will be consummated by payment to or delivery by the Custodian, or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Allocated Portion, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust, to the Manager and any other designated agent of the Series, including the Series' administrator, all investment orders for the Allocated Portion placed by it with brokers and dealers in the manner set forth in Rule 31a-1 under the 1940 Act and as soon as practicable after the close of business each day but no later than 11:00 a.m. Eastern time the following business day. For purposes of the foregoing sentence, communication via electronic means will be acceptable as agreed to in writing from time to time by the Manager. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Sub-Adviser will not serve as a custodian to the Trust, and the Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless the liability was directly caused by the Sub-Adviser's willful misconduct, bad faith, gross negligence or reckless disregard of its duties hereunder.

     6.   REPORTS TO SUB-ADVISER

     Manager shall furnish or otherwise make available to the Sub-Adviser such copies of the Registration Statement, financial statements, proxy statements, reports, and other information relating to the Series' business and affairs as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement. For avoidance of doubt, this paragraph shall be construed to include, but not be limited to, all written materials concerning Disabling Conduct as defined by Section 10.ii. below of this Agreement.

     7.   CONFIDENTIALITY

     Sub-Adviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Series, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Sub-Adviser shall disclose such non-public information only if the Manager or the Board have authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Sub-Adviser or has been disclosed, directly or indirectly, by the Manager or the Trust to others, or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Sub-Adviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Sub-Adviser shall not disclose information regarding characteristics of the Series or Allocated Portion, trading history, portfolio holdings, performance information or any other related information to any third-party, except in compliance with the Trust's policies on disclosure of portfolio holdings or as required by applicable law or regulation. Notwithstanding the foregoing, the Sub-Adviser may, to the extent permitted by law, disclose the total return earned by the Allocated Portion of each Series and may include such total return in the calculation of composite performance information, without any attribution to, or mention of, the Series.

     Sub-Adviser may not consult with any other sub-adviser of the Series concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Series, except that such consultations are permitted between the current and successor sub-advisers of a Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

     Manager will keep confidential all non-public information related to the compensation paid to the Sub-Adviser for services hereunder, and will use commercially reasonably efforts to ensure that the Trust does not disclose such information. Manager shall disclose such non-public information only if the Sub-Adviser has authorized such disclosure by prior written consent, or if such information hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Manager or the Trust in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement.

     8.   PROXY VOTING

     The Sub-Adviser shall: (i) vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Allocated Portion of each Series may be invested in accordance with the Sub-Adviser's proxy voting policies and procedures, as presented to the Trust, and in a manner that the Sub-Adviser reasonably believes best serves the interests of the Series' shareholders and that complies with applicable law; (ii) maintain records of all proxies voted on behalf of the Series in respect of the Allocated Portion; and
(iii) provide information to the Trust, Manager or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust's compliance with its filing obligations under Rule 30b1-4 under the 1940 Act.

     9.   USE OF NAMES AND LOGOS

     9.1 USE OF TRADEMARKS BY SUB-ADVISER. Upon prior written consent from the Manager, the Sub-Adviser may use with its marketing materials the name, tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Manager, the Trust, the Series or any of their affiliates.

     9.2 USE OF TRADEMARKS BY TRUST. The Sub-Adviser hereby consents to the use of its name, Mizuho Alternative Investments, LLC, in the Trust's disclosure documents and shareholder communications and, subject to its prior written consent, the Sub-Adviser consents to the use of its name and the use of Mizuho Bank, Ltd. or any derivatives thereof or logo associated with those names (collectively, the "TRADEMARKS") in the Trust's advertising, sales literature and similar communications, which consent shall not be unreasonably withheld.

     9.3 TRADEMARK LICENSE. It is understood that the Trademarks or any derivative thereof or logo associated with the Trademarks are the valuable property of the Sub-Adviser and its affiliates, and that the Trust has the right to use such Trademarks as described in Section 9.2 for so long as the Sub-Adviser is a Sub-Adviser to the Trust and subject to the terms and conditions of the following (the "TRADEMARK LICENSE"):

          (i) Sub-Adviser grants to the Manager and the Trust a nonexclusive, nontransferable trademark license to use the Trademarks subject to the terms and conditions set forth in Section 9.3(i) through (vii) of this Agreement.

          (ii) Manager, on behalf of itself and the Trust, acknowledges Sub-Adviser's and its affiliates' ownership of the Trademarks and agrees that it will do nothing inconsistent with the Sub-Adviser's and its affiliates' ownership of the Trademarks and agrees that all use and goodwill created by the use of the Trademarks by the Manager and the Trust shall inure to the benefit of the Sub-Adviser and its affiliates. Manager, on behalf of itself and the Trust, further acknowledges that nothing in this Section 9 or any other section of this Agreement shall give the Manager and the Trust the right to sublicense the use of the Trademarks, or entitle the Manager and the Trust to any right, title or interest in the Trademarks other than the right to use the Trademarks in accordance with this Section 9 or as otherwise approved in writing by the Sub-Adviser.

          (iii) The Manager, on behalf of itself and the Trust, shall not use, purchase, apply, or register, anywhere in the world, or facilitate a third party's purchase, application, or registration of a mark, domain name, key word or trade name that is identical to or a translation/transliteration of, or confusingly similar to any of the Trademarks. This sub-section shall survive the termination of this Agreement.

          (iv) The Manager, on behalf of itself and the Trust, agrees to cooperate with the Sub-Adviser to facilitate the Sub-Adviser's control of the nature and quality of all services and products associated with the Trademarks.

          (v) The Manager, on behalf of itself and the Trust, shall ensure that any use by the Manager and the Trust of the Trademarks shall not contain material that: (a) infringes the intellectual property rights, or other rights, of a third party; (b) is obscene, defamatory, unreasonably objectionable or offensive; or (c) is likely to give rise to civil or criminal liability.

          (vi) Sub-Adviser shall have the right to terminate the Trademark License upon thirty (30) days' written notice to the Manager or the Trust in the event of any affirmative act of insolvency by the Manager or the Trust, or upon the appointment of any receiver to take possession of the properties of the Manager or the Trust, or upon the winding-up or any sequestration by governmental authority of the Manager or the Trust, or upon breach of any of the provisions of this Section 9 by the Manager or the Trust. Notice of any such termination shall be provided to the Manager and the Trust in accordance with Section 18 of this Agreement.

          (vii) Upon termination of this Agreement, the Manager and the Trust shall immediately discontinue all use of the Trademarks and destroy all printed materials bearing the Trademarks (except to the extent that law or regulation requires the Manager and the Trust not to destroy them). The Manager, on behalf of itself and the Trust, agrees that upon termination all rights in the Trademarks and the goodwill connected therewith shall remain the property of the Sub-Adviser and its affiliates. The expiration of the Manager's and the Trust's right to use the Trademarks upon termination of this Agreement shall not entitle the Manager and the Trust to compensation or damages of any description.

     10.  LIMITATION OF LIABILITY; INDEMNIFICATION

     (a) The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the material lack thereof) only of Disclosure Documents furnished to the Sub-Adviser by the Manager, and only with respect to the Sub-Adviser Disclosure.

     (b) The Sub-Adviser shall be liable to the Series for any loss (including transaction costs) incurred by the Series as a result of any investment made by the Sub-Adviser in contravention of: (i) any investment policy, guideline or restriction applicable to the Allocated Portion set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser; or (ii) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Series' failure to satisfy the diversification or source of income requirements of Subchapter M of the Code with respect to the Allocated Portion) (the investments described in this subsection (b) collectively are referred to as "IMPROPER INVESTMENTS").

     (c) The Sub-Adviser shall indemnify and hold harmless the Trust with respect to each Series managed by the Sub-Adviser, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, (the "1933 ACT") (any such person, an "INDEMNIFIED PARTY") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a breach by the Sub-Adviser of this Agreement or a material breach of the representations and warranties made by the Sub-Adviser herein; (ii) any Improper Investment; (iii) the Sub-Adviser's performance or non-performance of its duties hereunder to the extent that the Sub-Adviser has acted with willful misfeasance, bad faith, gross negligence or with reckless disregard of its obligations and duties hereunder or (iv) any untrue statement or alleged untrue statement of a material fact, solely with respect to the Sub-Adviser Disclosure, contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact, solely with respect to the Sub-Adviser Disclosure, required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that this indemnification and agreement to hold harmless shall not apply to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is the result of any change made to any applicable Disclosure Document without the written consent or other written acknowledgment of the Sub-Adviser from and after the time that such Disclosure Document has been reviewed by the Sub-Adviser, as contemplated in Section 7(c) hereof); provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

     (d) Notwithstanding the foregoing, the Sub-Adviser shall not be liable for, nor be required to indemnify any Indemnified Party for, indirect, consequential or special damages arising in connection with this Agreement even if the Sub-Adviser has been advised of the possibility of such damages.

     (e) For purposes of clarification, and subject to the above provisions of this Section 10, except with respect to Sub-Adviser Disclosure or Improper Investments, the Sub-Adviser shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Series, provided that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Series to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder.

     (c) The Manager shall indemnify and hold harmless the Sub-Adviser and each affiliated person of the Sub-Adviser against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which the Sub-Adviser or its affiliated persons may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon the actions of the Manager, any other sub-adviser of the Series, or the investment of any assets of the Series that were not allocated to the Allocated Portion at the time of the event that caused such losses, claims, damages, expenses or liabilities.

     11.  AMENDMENT OR ASSIGNMENT OF AGREEMENT

     Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Series: (i) by resolution of the Board, including the vote or written consent of a majority of the Board who are not parties to this Agreement or interested persons of any such parties; and (ii) as and to the extent required under the 1940 Act, by vote of a majority of the outstanding voting securities of the applicable Series. This Agreement shall terminate automatically and immediately in the event of its assignment as defined under the 1940 Act and the rules promulgated thereunder.

     12.  TERM AND TERMINATION OF AGREEMENT

     12.1 This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12.1(d) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

     (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Series, upon the affirmative vote of a majority of the outstanding voting securities of the Series; or

     (b) The Manager may at any time terminate this Agreement with respect to a Series by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

     (c) The Sub-Adviser may at any time terminate this Agreement with respect to a Series by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

     (d) This Agreement shall automatically terminate with respect to a Series two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Manager or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Series; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Series for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Series in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

     (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Series and with respect to any of its assets, except as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall (i) deliver copies of the Series' books and records to the Manager at the Manager's expense and by such means and in accordance with such schedule as the Manager shall direct; and (ii) shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Manager.

     13.  INTERPRETATION AND DEFINITION OF TERMS

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     14.  CHOICE OF LAW

     This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     15.  CHANGE IN THE SUB-ADVISER'S OWNERSHIP

     The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

     16.  ENFORCEABILITY

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction

     17. CAPTIONS

   The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     18.  EXECUTION IN COUNTERPARTS; ELECTRONIC DELIVERY

   This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission in accordance with Section 18 and shall be binding upon the parties so transmitting their signatures.

     19.  NOTIFICATIONS

     All reports, notices, demands or requests required to be made or delivered hereunder shall be in writing and delivered by e-mail (except for a notice of termination), by reputable courier service such as Federal Express, or by registered or certified mail, return receipt requested, to the addresses below or to such other address as may be designated by a party. Notices shall be effective upon receipt.

     IF TO THE MANAGER:

          Fiera Capital Inc.
          375 Park Avenue
          8th Floor
          New York, New York 10152
          E-Mail:
          Attn:

     IF TO THE SUB-ADVISER:

          Mizuho Alternative Investments, LLC
          757 Third Avenue, 8th Floor
          New York, NY 10017
          E-mail: mai.legal@mizuhocbus.com
          Attn: Chief Operating Officer

     Wire transfers of payments due to the Sub-Adviser hereunder should be made to:

          Account Name: Mizuho Alternative Investments, LLC
          Bank: Mizuho Bank, Ltd., New York Branch
          Account No.: H10-740-016477
          ABA No.: 026004307

          or to such other account as the Sub-Adviser may indicate to the Manager from time to time.

     20.  CFTC DISCLSOURE

PURSUANT TO AN EXEMPTION UNDER CFTC RULES IN CONNECTION WITH

ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

FIERA CAPITAL INC.

By: /s/ Stephen McShea
    ----------------------
    Name: Stephen McShea
    Title: General Counsel

MIZUHO ALTERNATIVE INVESTMENTS, LLC

By: /s/ Masanobu Yamaguchi
    --------------------------
    Name: Masanobu Yamaguchi
    Title: President & CEO

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                 SERIES OF THE ADVISORS' INNER CIRCLE FUND III

Fiera Capital Diversified Alternatives Fund

                             SUB-ADVISORY AGREEMENT

                                  SCHEDULE B-1

                             INVESTMENT GUIDELINES

                                    FOR THE

                  FIERA CAPITAL DIVERSIFIED ALTERNATIVES FUND

Sub-Adviser will manage an Allocated Portion for the Series indicated above in accordance with the following:

     1) Using a futures-based strategy that follows a technical investment process, in the style of a Commodity Trading Advisor (CTA)

     2)   The gross exposure of the investment strategy shall not exceed 3,000%

     3) There will be the following gross exposure limits on product types, by instrument

          1.   Agriculturals: 125%

          2.   Bonds: 600%

          3.   Energy: 75%

          4.   Equity Index: 250%

          5.   Foreign Exchange: 500%

          6.   Interest Rate: 2,200%

          7.   Metals: 100%

     4) There will be liquidity limits, in terms of position size as a percentage of total open interest for any single contract of 5%.

     5) There will be Value at Risk ("VaR") limits on product types, by instrument (based on trailing 1yr daily VaR at a 95% confidence interval)

          1.   Agriculturals: 3%

          2.   Bonds: 3%

          3.   Energy: 3%

          4.   Equity Index: 4%

          5.   Foreign Exchange: 3%

          6.   Interest Rate: 4%

          7.   Metals: 3%

     6)   There will be a maximum margin to equity of 25%.

     7)   Minimum number of positions shall be 20.

FUND                                                ANNUAL PERCENTAGE RATE OF
                                                   COMPENSATION BASED ON EACH
                                                SERIES' AVERAGE DAILY NET ASSETS
                                                     OF THE ALLOCATED PORTION(1)
--------------------------------------------------------------------------------
Fiera Capital Diversified Alternatives Fund                     1.00%
--------------------------------------------------------------------------------







----------
(1) The Allocated Portion for purposes of this Schedule C includes the value of any Excess Cash determined in accordance with the provisions of Section
     1.1 of the Agreement.